Exhibit 99.1

Contact:	BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.ballyfitness.com
Investors: Janine Warell, (773) 864-6897
Media: Matt Messinger, (773) 864-6850
FOR IMMEDIATE RELEASE
BALLY TOTAL FITNESS ANNOUNCES ELECTION RESULTS
NEW DIRECTORS APPOINTED TO STRATEGIC ALTERNATIVES COMMITTEE
PARTIES AGREE TO DISMISS ALL PENDING LITIGATION
CHICAGO, February 10, 2006 - Bally Total Fitness (NYSE: BFT), the nation’s leader in health and fitness, announced today that according to results certified by the independent inspectors of election, IVS Associates, Inc., Charles J. Burdick, Barry R. Elson and Don R. Kornstein were elected to Bally’s Board of Directors at the Company’s annual meeting of stockholders on January 26, 2006.
The Company also announced that Messrs. Kornstein and Elson will join the Board’s Strategic Alternatives Committee. Their appointment expands the Committee, which will be co-chaired by Mr. Kornstein and John W. Rogers, Jr., Lead Independent Director of Bally’s Board, to five independent directors. The Committee was established in January to lead a strategic process, along with financial advisors J.P. Morgan Securities Inc. and The Blackstone Group, in evaluating various alternatives to address the Company’s long-term capital structure, which may include a recapitalization, strategic transaction or the sale of the Company. The Company also stated that newly elected independent directors have been appointed to its Compensation, Audit, and Nominating and Corporate Governance Committees.
Bally also said its Board of Directors has re-appointed Eric Langshur to the Board, replacing Adam Metz, who resigned to permit Mr. Langshur to rejoin the Board. Mr. Langshur was re-appointed by unanimous vote of the Board, including the new directors. Mr. Langshur has been a Board member since December 2004 and served as Chairman of its Audit Committee for the past several months, a position he will continue to hold. “We are pleased that Eric Langshur will continue in his role as Chairman of the Audit Committee,” said Bally’s Chairman and CEO, Paul A. Toback, “and want to thank Adam Metz for his service to the Company.
“We also welcome the new independent directors to the Board and look forward to working with them constructively as we continue to take important steps to build Bally for the future,” continued Toback. “We will continue to execute our operating plan that is driving results, while at the same time focusing on enhancing value for our shareholders.”
The Company also announced that it has agreed with Pardus Capital Management and Liberation Investments that the parties will dismiss all pending litigation, including the lawsuit in Delaware Chancery Court regarding Bally’s Stockholder Rights Plan.

Additionally, the Company noted that in the vote count certified by IVS Associates, shareholders rejected Bally’s proposed 2006 Omnibus Equity Compensation Plan, and the proposals by Liberation Investments did not receive sufficient votes for passage.
About Bally Total Fitness
Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers in the U.S., with nearly 390 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada (R) brands. Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.
Forward looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
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